                                                  EXHIBIT 2


                      FACE OF DEBENTURE

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR INDIVIDUAL DEBENTURES REGISTERED IN THE NAMES OF PARTICIPANTS IN DTC, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC OR BY A NOMINEE OF DTC TO DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.


No. R-1                                         $200,000,000

                      TIME WARNER INC.
              8.30% Discount Debenture Due 2036

                                           CUSIP:  887315AZ2

          Time Warner Inc., a Delaware corporation, or any successor under the Indenture referred to on the reverse hereof promises to pay to Cede & Co. or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS
($200,000,000) on January 15, 2036, at the office or agency of the Company in the Borough of Manhattan, the City and State of New York.

          Interest Payment Dates:  January 15 and July 15,
                                   beginning July 15, 2016

          Record Dates:  January 1 and July l

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          Additional provisions of this Debenture are set
forth on the other side of this Debenture.

Dated:  January 17, 1996


                         TIME WARNER INC.

                           by
                              ___________________________
[SEAL]                        Executive Vice President


Attest:


_____________________________
     Assistant Secretary

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

This is one of the Securities
of the series designated therein
referred to in the within-mentioned
Indenture.

Chemical Bank,
  as Trustee,


by
  _________________________
     Authorized Officer

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                   REVERSE SIDE OF DEBENTURE


                      TIME WARNER INC.


              8.30% Discount Debenture Due 2036

          Time Warner Inc., a Delaware corporation (such corporation or any successor pursuant to the Indenture referred to below being called the "Company"), promises to pay interest from January 15, 2016, on the principal amount at maturity of this Debenture Due 2036 (as hereinafter defined) semiannually on January 15 and July 15 of each year beginning July 15, 2016 at the office or agency of the Company in the Borough of Manhattan, The City of New York, in like coin or currency, at the rate per annum specified in the title hereof. The interest so payable, and punctually paid or duly provided for, on any January 15 or July 15 will, except as provided in the Indenture dated as of January 15, 1993 (the "Indenture"), duly executed and delivered by the Company to Chemical Bank, as Trustee (herein called the "Trustee"), be paid to the Person in whose name this Debenture Due 2036 (or one or more Predecessor Securities) is registered at the close of business on the January 1 or July 1 next preceding the interest payment date (herein called the "Regular Record Date") whether or not a business day, and may, at the option of the Company, be paid by check mailed to the registered address of such Person. In addition, if the principal of this Debenture Due 2036 is accelerated upon the occurrence of an Event of Default, the Company shall pay interest on the Accreted Value (as defined below) as of the date of acceleration at a rate equal to the yield to maturity of this Debenture Due 2036 as of the date of issuance, (8.80% per annum) compounded semiannually (in lieu of (i) any further accretion of the Accreted Value and (ii), in the case of any period after January 14, 2016, the accrual of any interest at the rate set forth on the face of this Debenture Due 2036). Any interest which is payable pursuant to the second preceding sentence, but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered Holder on such Regular Record Date and such interest together with any interest which is payable pursuant to the next preceding sentence, may be paid either to the Person in whose name this Debenture Due 2036 (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures Due 2036 not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures Due 2036 may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practicable by the Trustee, all as more fully provided in the Indenture.

          Initially, the Trustee will be the Paying Agent and the Registrar with respect to this Debenture Due 2036. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Registrar, to appoint additional or other Paying Agents and other Registrars and to approve any change in the office through which any Paying Agent or Registrar acts; provided that there will at all times be a Paying Agent in The City of New York.

          This Debenture Due 2036 is one of the duly authorized issues of senior debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Debt Securities"), of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which reference is hereby made for a statement of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Debt Securities and the terms upon which the Debt Securities are issued and are to be authenticated and delivered.

          The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may have different conversion prices or exchange provisions (if any), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Debenture Due 2036 is one of the series of Debt Securities of the Company issued pursuant to the Indenture designated as the 8.30% Discount Debentures Due 2036 (the "Debentures Due 2036"), limited in aggregate principal amount at maturity to $200,000,000.

          The Debentures Due 2036 will mature on January 15,
2036, are not redeemable prior to the stated maturity of the principal hereof and will not be subject to any sinking fund.

          If an Event of Default with respect to the Debentures Due 2036 shall occur and be continuing, the principal of all the Debentures Due 2036 and any accrued interest thereon may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture. The amount of the principal of the Debentures Due 2036 that shall be subject to acceleration upon the occurrence of an the Event of Default shall be the Accreted Value thereof as of the date of such acceleration.

          "Accreted Value" as of any date of determination and in respect each $1,000 principal amount of Debentures
Due 2036 shall be determined in the following manner:

          (i) the Accreted Value as of the next preceding
     January 15 or July 15 (or, if such date of determination is on or before July 15, 1996, the original issue price of $170.385); plus

         (ii) accretion on the amount and from the date determined in (i) above at a rate equal to the yield to maturity on the Debentures Due 2036 calculated based on a 360 day year composed of twelve 30-day months; and less

        (iii) the amount of interest, if any, payable on such date of determination.

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          The Accreted Value of each $1,000 principal amount
at maturity of Debentures Due 2036 as of each January 15 and July 15 is set forth below.


 Date       Accreted Value        Date       Accreted Value
1/17/96      17.0385000%         7/15/07        48.850
7/15/96      17.77986145         1/15/08        47.867
1/15/97      18.562              7/15/08        49.973
7/15/97      19.379              1/15/09        52.172
1/15/98      20.232              7/15/09        54.468
7/15/98      21.122              1/15/10        56.864
1/15/99      22.051              7/15/10        59.366
7/15/99      23.02              11/15/11        61.978
1/15/00      24.034              7/15/11        64.706
7/15/00      25.092              1/15/12        67.553
1/15/01      26.196              7/15/12        70.525
7/15/01      27.348              1/15/13        73.628
1/15/02      28.552              7/15/13        76.868
7/15/02      29.808              1/15/14        80.250
1/15/03      31.120              7/15/14        83.781
7/15/03      32.489              1/15/15        87.467
1/15/04      33.918              7/15/15        91.316
7/15/04      35.411              1/15/16        95.333
1/15/05      36.969              7/15/16 (First 95.378
                                 Coupon)
7/15/05      38.595              1/15/17        95.425
1/15/06      40.294              7/15/17        95.473
7/15/06      42.067              1/15/18        95.524
1/15/07      43.917              7/15/18        96.577
1/15/19      95.633              1/15/30        97.707
7/15/19      95.690              7/15/30        97.856
1/15/20      95.75              11/15/31        98.012
7/15/20      95.814              7/15/31        98.175
1/15/21      95.880              1/15/32        98.344
7/15/21      95.948              7/15/32        98.521
1/15/22      96.020              1/15/33        98.706
7/15/22      96.095              7/15/33        98.899
1/15/23      96.173              1/15/34        99.101
7/15/23      96.255              7/15/34        99.311
1/15/24      96.340              1/15/35        99.531
7/15/24      96.429              7/15/35        99.760
1/15/25      96.522              1/15/36        100.00
7/15/25      96.619
1/15/26      96.720
7/15/26      96.825
1/15/27      96.936
7/15/27      97.051
1/15/28      97.171
7/15/28      97.297
1/15/29      97.428
7/15/29      97.565

/PAGE
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          The Indenture permits, with certain exceptions as
therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Debt Securities of each series under the Indenture with the consent of the Holders of not less than a majority in principal amount of the Debt Securities at the time Outstanding of each series to be affected thereby on behalf of the Holders of all Debt Securities of such series. The Indenture also permits the Holders of a majority in principal amount of the Debt Securities at the time Outstanding of each series on behalf of the Holders of all Debt Securities of such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this Debenture Due 2036 shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture Due 2036 and of any Debenture Due 2036 issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture Due 2036 or such other Debentures Due 2036.

          No reference herein to the Indenture and no provision of this Debenture Due 2036 or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and any premium of and any interest on this Debenture Due 2036 at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

          As provided in the Indenture and subject to the satisfaction of certain conditions therein set forth, including the deposit of certain trust funds in trust, at the Company's option, either (i) the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and the obligations under, the Debt Securities of any series and to have satisfied all the obligations (with certain exceptions) under the Indenture relating to the Debt Securities of such series or (ii) the Company shall cease to be under any obligation to comply with any term, provision or condition of certain restrictive covenants or provisions set forth in any additions or changes to or deletions from covenants and Events of Default with respect to the Debt Securities of such series.

          The Debentures Due 2036 are issuable in registered form without coupons, in denominations of $1,000 and integral multiples of thereof. Debentures Due 2036 may be exchanged for a like aggregate principal amount of Debentures Due 2036 of other authorized denominations at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

          Upon due presentment for registration of transfer of this Debenture Due 2036 at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Debenture Due 2036 or Debentures Due 2036 of authorized denominations for a like aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture.

          No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.

          Subject to the provisions of the Indenture, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture Due 2036 is registered as the owner hereof for all purposes, whether or not this Debenture Due 2036 is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          Unless otherwise defined herein, all terms used in this Debenture Due 2036 which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          THIS DEBENTURE DUE 2036 SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW
YORK.

          Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Debenture Due 2036 shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

          The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to Time Warner Inc., 75
Rockefeller Plaza, New York, N.Y. 10019, Attention of
Manager, Shareholder Relations.

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

                       ASSIGNMENT FORM

To assign this Debenture Due 2036, fill in the form below:

I or we assign and transfer this Debenture Due 2036 to

_____________________________________________

_____________________________________________
(Insert assignee's soc. sec. or tax ID no.)


____________________________________________________________

____________________________________________________________

____________________________________________________________
(Print or type assignee's name, address and zip code)


and irrevocably appoint __________________________ agent to transfer this Debenture Due 2036 on the books of the Company. The agent may substitute another to act for him.


____________________________________________________________


Date:______________  Your Signature:________________________


____________________________________________________________
(Sign exactly as your name appears on the other side of this Debenture Due 2036)
/PAGE
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

                     SIGNATURE GUARANTEE


Signature Guaranteed by:


_______________________________________


by:  __________________________________

________________________________________
The signature must be guaranteed
by a bank, a trust company or a
member firm of the New York
Stock Exchange